Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Savings Plan for Represented Employees,
(2)	Registration Statement (Form S-8 No. 333-115338) pertaining to the 2003 Amended and Restated TRW Automotive Holding Corp. 2003 Stock Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan,
(4)	Registration Statement (Form S-8 No. 333-123519) pertaining to the TRW Canada Limited Retirement Savings Plan (formerly referred to as TRW Canada Limited Employee Savings Plan),
(5) Registration Statement (Form S-3 No. 333-123520) of TRW Automotive Holdings Corp., and
(6) Registration Statement (Form S-3ASR No. 333-138457) of TRW Automotive Holdings Corp.;
of our reports dated February 20, 2007, with respect to the consolidated financial statements and schedule of TRW Automotive Holdings Corp., TRW Automotive Holdings Corp. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TRW Automotive Holdings Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Detroit, Michigan
February 20, 2007